As filed on August 8, 2001                  Registration Statement No. 333-65380
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FAIRCHILD INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                     NEVADA                              91-1880015
       (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification No.)

    595 HORNBY STREET, SUITE 600, VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
          (Address or principal executive offices)           (Zip code)

                         STOCK OPTION TO WINSTON CABELL
                           STOCK OPTION TO PETER MILES
                              (Full title of plan)

                             ROBERT GRACE, PRESIDENT
                       FAIRCHILD INTERNATIONAL CORPORATION
                          595 HORNBY STREET, SUITE 600
                   VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
                     (Name and address of agent for service)

                                 (604) 669-1040
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                     PROPOSED                   MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE        MAXIMUM OFFERING         AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED          REGISTERED         PRICE PER SHARE                 PRICE            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Shares of common                350,000               $0.09(2)<F2>             $31,500(2)<F2>          $7.88
stock underlying               shares(1)<F1>
stock option to
Winston Cabell
-------------------------------------------------------------------------------------------------------------------

Shares of common                300,000               $0.09(2)<F2>             $27,000(2)<F2>          $6.75
stock underlying               shares (1)<F1>
stock option to
Peter Miles
-------------------------------------------------------------------------------------------------------------------

TOTAL                           650,000                                        $58,500(2)<F2>          $14.63
                               shares(1)<F1>
-------------------------------------------------------------------------------------------------------------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, issuable pursuant to outstanding stock options.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Fairchild International Corporation, a Nevada corporation, will furnish without charge to each person, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Robert Grace at Fairchild International Corporation, 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada, telephone number (604) 669-1040.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Amendment  No.  3  to  the   Registration   Statement  of  the
                  Registrant on Form 10-SB filed September 13, 2000, Commission File No. 0-28305.

         (b) Current Reports of the Registrant on Form 8-K dated February 28, 2001, April 12, 2001, and June 14, 2001, Commission File No. 0-28305.

         (c) Annual Report of the Registrant on Form 10-KSB for the year ended December 31, 2000, Commission File No. 0-28305.

         (d) Quarterly Report of the Registrant on Form 10-QSB for the quarter ended March 31, 2001, Commission File No. 0-28305.

         (e) the description of the Registrant's common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 3 to the Registration Statement on Form 10-SB filed on September 13, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law and Article VI of the Company's Articles of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------

   Exhibit
   Number      Description of Document
--------------------------------------------------------------------------------

     4.1       Stock Option Granted to Winston Cabell
--------------------------------------------------------------------------------

     4.2       Stock Option Granted to Peter Miles
--------------------------------------------------------------------------------

     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------

    23.1       Consent of Steele & Co.
--------------------------------------------------------------------------------

    23.2 Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities  being  registered  which  remain  unsold  at   the
         termination of the offering.


The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange

Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 7, 2001.

                                            FAIRCHILD INTERNATIONAL CORPORATION


                                            By:   /s/ ROBERT GRACE
                                               ---------------------------------
                                                 Robert Grace, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE              TITLE                                  DATE

                       President and director
                       (Principal Executive, Financial and
                       Accounting Officer)
/s/ ROBERT GRACE                                               August 7, 2001
------------------                                            ----------------